Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information of Lehigh Gas Partners LP

On April 28, 2014, Lehigh Gas Partners LP (the Partnership) exercised an option (“Option”) to purchase one hundred percent (100%) of the membership interests of Pinehurst Petroleum, LLC (“Pinehurst”) from Joseph L. Smith III and John A. Kopfer, Jr. (“Smith/Kopfer”) for $4.0 million. Pinehurst’s sole asset was an Agreement and Plan of Merger among Pinehurst Petroleum, LLC, PMI Merger Sub, Inc., Petroleum Marketers, Incorporated, Petroleum Marketers, Incorporated Employee Stock Ownership Trust and Ronald R. Hare, in his capacity as Representative (the “Merger Agreement”) pursuant to which Pinehurst agreed to acquire all of the shares of Petroleum Marketers, Incorporated (“PMI”) for $75.0 million subject to an adjustment for a targeted net working capital of $3.0 million, through the merger of PMI Merger Sub, Inc., a wholly owned subsidiary of Pinehurst, and PMI. Under the terms of the Merger Agreement, the stockholders of PMI agreed to escrow $5.0 million for 25 months after the Closing to secure the indemnity provisions for the benefit of Pinehurst contained in the Merger Agreement. The Merger Agreement also contains customary representations, warranties, agreements and obligations of the parties, and termination, closing conditions and indemnity provisions.

On April 30, 2014, pursuant to the Option, the Partnership purchased all of the equity interests of Pinehurst. Subsequent to such purchase, the Merger became effective and, as a result, the Partnership became the owner of PMI. PMI operates two primary lines of business: convenience stores and petroleum products distribution. In its convenience store business, PMI operates 85 convenience stores and nine co-located branded quick service restaurants located in Virginia. The convenience stores distribute primarily branded fuel and operate under the PMI’s own proprietary convenience store brand, “Stop in Food Stores”. The petroleum products business distributes motor fuels and other petroleum products to customers throughout Virginia, West Virginia, Tennessee and North Carolina.

On May, 1, 2014, immediately subsequent to the effectiveness of the Merger, the Partnership caused PMI to divest its lubricants business (the “Lubricants Business”) to Zimri Holdings, LLC, an entity owned by Smith/Kopfer for the sum of $14.0 million pursuant to an Asset Purchase Agreement (“APA”) between PMI and Zimri. The APA contains customary representations, warranties, agreements and obligations of the parties, as well as indemnity provisions. A trust controlled by Joseph V. Topper, Jr, Chairman and CEO of the general partner of the Partnership, personally financed the purchase of the Lubricants Business by Zimri via a loan to Zimri. The financing by Mr. Topper’s trust was approved by the Conflicts Committee of the board of directors of the general partner of the Partnership.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2013 gives effect to the PMI acquisition and the divestiture of the Lubricants Business as if they had been consummated on December 31, 2013 and includes historical data as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the PMI acquisition and the divestiture of the Lubricants Business that are factually supportable. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013 gives effect to the PMI acquisition and divestiture of the Lubricants Business as if they had been consummated on January 1, 2013, and includes historical data as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the PMI acquisition and the divestiture of the Lubricants Business, are expected to have a continuing impact, and that are factually supportable. We derived the “Historical Petroleum Marketers, Incorporated” column included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013 by adding the Unaudited Condensed Consolidated Statement of Operations of PMI for the six months ended December 31, 2013 to the Audited Consolidated Statement of Operations of PMI for the fiscal year ended June 30, 2013 and subtracting the Unaudited Condensed Consolidated Statement of Operations of PMI for the six months ended December 31, 2012. Certain line items of the PMI historical financial statements have been reclassified to conform to the Partnership’s presentations. Such reclassifications had no impact on income from continuing operations after income taxes, total assets, total liabilities or equity.

The pro forma adjustments reflecting the consummation of the PMI acquisition and the divestiture of the Lubricants Business are based upon the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations” and upon the assumptions set forth in the notes included in this section. The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared based on available information, using estimates and assumptions that management believes are reasonable. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing this Unaudited Pro Forma Condensed Consolidated Financial Information. The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been adjusted to reflect the allocation of the purchase price to identifiable assets acquired and liabilities assumed and the excess purchase price allocated to goodwill.

The Unaudited Pro Forma Condensed Consolidated Financial Information is for informational purposes and do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified. The Unaudited Pro Forma Condensed Consolidated Financial Information is not necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Consolidated Financial Information does not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition. The Unaudited Pro Forma Condensed Consolidated Financial Information includes certain reclassifications to conform the historical consolidated financial information of PMI to our presentation.

The assumptions used and adjustments made in preparing the Unaudited Pro Forma Condensed Consolidated Financial Information are described in the Notes thereto, which should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Information. The Unaudited Pro Forma Condensed Consolidated Information and related Notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report filed on Form 10-K on March 6, 2014. The Unaudited Pro Forma Condensed Consolidated Financial Information and related Notes contained herein should be read in conjunction with the audited consolidated financial statements of PMI as of and for the year ended June 30, 2013 and the unaudited condensed consolidated financial statements of PMI as of and for the six months ended December 31, 2013 and 2012, filed as Exhibit 99.1 and Exhibit 99.2, respectively, in this Form 8-K/A.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.

Lehigh Gas Partners LP

Unaudited Pro forma Condensed Consolidated Balance Sheet

December 31, 2013

(in millions)

	Historical Lehigh Gas Partners LP	Historical Petroleum Marketers Incorporated (a)	Adjustments for the Petroleum Marketers Incorporated Acquisition		Adjustments for the Lubricants Business Divestiture (j)	Total Pro Forma
Assets
Current assets:
Cash and cash equivalents	$4.1	$2.6	$—		$—	$6.7
Accounts receivable, net	7.4	20.9	—		(2.0)	26.3
Accounts receivable from affiliates	16.6	—	—		—	16.6
Inventories	2.1	16.7	1.8	(b)	(6.4)	14.2
Environmental indemnification asset - current portion	0.5	—	—		—	0.5
Assets held for sale	1.3	—	—		—	1.3
Other current assets	3.5	2.2	—		—	5.7

Total current assets	35.5	42.4	1.8		(8.4)	71.3
Property and equipment, net	288.7	17.1	31.7	(c)	(4.3)	333.2
Intangible assets, net	47.0	—	16.4	(d)	(1.6)	61.8
Environmental indemnification asset - noncurrent portion	0.8	—	—		—	0.8
Goodwill	9.3	—	14.0	(e)	(2.6)	20.7
Deferred financing fees, net and other assets	10.3	13.2	(13.2	)(f)	—	10.3

Total assets	$391.6	$72.7	$50.7		$(16.9)	$498.1

Liabilities and partners’ capital/stockholders’ equity
Current liabilities:
Current portion of lease financing obligations	$2.6	$—	$—		$—	$2.6
Accounts payable	20.6	31.4	—		(2.9)	49.1
Motor fuel taxes payable	7.2	0.2	—		—	7.4
Environmental reserve-current portion	0.5	—	—		—	0.5
Accrued expenses and other current liabilities	8.0	4.4	—		—	12.4

Total current liabilities	38.9	36.0	—		(2.9)	72.0
Long-term debt	173.5	—	76.2	(g)	(14.0)	235.7
Long-term financing obligations	64.4	—	—		—	64.4
Environmental reserve-noncurrent portion	0.8	—	—		—	0.8
Other long term liabilities	19.4	7.8	12.9	(h)	—	40.1

Total liabilities	297.0	43.8	89.1		(16.9)	413.0
Partners’ capital / Stockholders’ equity	94.6	28.9	(38.4	)(i)	—	85.1

Total liabilities and partners’ capital/owners’ deficit`	$391.6	$72.7	$50.7		$(16.9)	$498.1

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.

Lehigh Gas Partners LP

Unaudited Pro forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2013

(Amounts in millions)

	Historical Lehigh Gas Partners LP	Historical Petroleum Marketers, Incorporated (a)	Adjustments for the Petroleum Marketers, Incorporated Acquisition		Adjustments for the Divestiture of the Lubricants Business (n)	Total Pro forma
Revenue from fuel sales	$980.2	$931.2	$—		$(43.3)	$1,868.1
Revenue from fuel sales to affiliates	912.6	—	—		—	912.6
Rent income	16.3	0.8	—		—	17.1
Rent income to affiliates	25.3	—	—		—	25.3
Revenues from retail merchandise and other	—	93.7	—		—	93.7

Total revenues	1,934.4	1,025.7	—		(43.3)	2,916.8

Cost of revenues from fuel sales	960.5	889.6	—		(38.4)	1,811.7
Cost of revenues from fuel sales to affiliates	887.8	—	—		—	887.8
Cost of revenues for retail merchandise and other	—	70.2	—		—	70.2
Rent expense	15.5	5.5	—		—	21.0
Operating expenses	4.6	48.0	—		(0.8)	51.8
Depreciation and amortization	20.9	3.1	4.6	(k)	(0.2)	28.4
Selling, general and administrative expenses	16.6	7.9	—		(2.7)	21.8
Gains on sales of assets, net	—	(0.1)	—		—	(0.1)

Total costs and operating expenses	1,905.9	1,024.2	4.6		(42.1)	2,892.6

Operating income (loss)	28.5	1.5	(4.6)		(1.2)	24.2
Interest expense, net	(14.1)	(0.1)	(2.3	)(l)	—	(16.5)
Other income, net	2.0	1.0	—		—	3.0

Income (loss) from continuing operations before income taxes	16.4	2.4	(6.9)		(1.2)	10.7
Income tax expense (benefit)	(1.7)	0.9	(2.7	)(m)	(0.5)	(4.0)

Net income (loss) from continuing operations after income taxes	$18.1	$1.5	$(4.2)		$(0.7)	$14.7

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.

Lehigh Gas Partners LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANICAL INFORMATION

Note 1. Notes to Pro Forma Financial Information

(a)	Represents the historical consolidated balances of PMI derived from historical financial statements as reclassified to conform to the Partnership’s presentation. These reclassifications had no impact on income from continuing operations after income taxes, total assets, total liabilities or equity.
(b)	Adjustment to reflect the step-up of inventories to estimated fair value, which is determined as the selling price less cost to sell and normal profit margin based on management’s preliminary estimates. This estimated step-up was charged to cost of goods sold in the first quarter after the close as the acquired inventories have been sold. These management estimates are subject to change and such change could be material.
(c)	The pro forma balance sheet includes management’s preliminary fair value adjustment relating to property and equipment based on management’s current knowledge of PMI and other industry knowledge. Since the appraisal process for these assets is not yet complete, the portion of the purchase price ultimately allocated to property and equipment may be different and such difference may be material.
(d)	Represents the adjustment to record the fair value of intangible assets based on management’s preliminary estimates.
(e)	Remaining purchase price that has not been allocated reflects unidentifiable intangible assets acquired, or goodwill. This purchase price allocation is preliminary. The final determination of the purchase price allocation will be based on the fair value of assets acquired and liabilities assumed as of the date of the closing. The purchase price allocation will remain preliminary until management determines these fair values. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the preliminary amounts presented herein.
(f)	Primarily represents the elimination of certain available-for-sale securities and cash surrender value of life insurance that were sold or settled concurrently with the acquisition.
(g)	Represents borrowings used to fund the purchase price and certain non-recurring acquisition costs.
(h)	Primarily represents the recognition of a deferred tax liability associated with the preliminary book-tax basis difference of the assets acquired and liabilities assumed, partially offset by the elimination of certain supplemental retirement deferred compensation balances settled concurrently with the acquisition.
(i)	Represents the elimination of PMI’s historical equity and the payment of certain acquisition costs.
(j)	Represents the estimated fair value of the assets and liabilities of the divested Lubricants Business. Such estimates are preliminary, are subject to change and such change could be material.
(k)	Represents the estimated incremental depreciation and amortization of the step-up in value of property and equipment and intangible assets based on management’s current knowledge of PMI, their customers and industry knowledge. Management expects that these estimates may change as more in-depth valuation analysis is completed, and such changes may be material.
(l)	Represents the estimated incremental interest expense based on $62.2 million of borrowings under our credit facility, net of the $14.0 cash received from the divestiture of the Lubricants Business, at an assumed rate of 3.67%. A 1.25% change in the rate would impact incremental interest expense by $0.8 million.
(m)	Reflects the estimated tax benefit that would have been recorded had PMI been part of the Partnership for federal and state purposes for the periods presented as a result of the acquisition, as well as the estimated income tax effects of total pro forma adjustments described above, using an assumed pro forma blended rate of approximately 39%.
(n)	Represents the results of operations of the divested Lubricants Business. Certain costs and operating expenses, including salary and transportation costs that are shared among multiple business units, have not been allocated to the Lubricants Business.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.